COMMERCIAL NOTE

IMPORTANT NOTICE

THIS INSTRUMENT CONTAINS A CONFESSION OF JUDGMENT PROVISION WHICH CONSTITUTES A WAIVER OF IMPORTANT RIGHTS YOU MAY HAVE AS A DEBTOR AND ALLOWS THE CREDITOR TO OBTAIN A JUDGMENT AGAINST YOU WITHOUT ANY FURTHER NOTICE.

$5,000,000.00	June 30, 2014

FOR VALUE RECEIVED, the undersigned (individually and collectively, the "Borrower") jointly and severally promise to pay to the order of UNITED BANK (the "Bank," which term shall include any holder of this Note) without offset, at the Bank's office located at 2071 Chain Bridge Road, Vienna, Virginia 22182 (or at such other address as the Bank shall designate), the principal sum of Five Million and no/100 Dollars ($5.000,000.00), together with interest on the principal balance outstanding from time to time at the rate provided in this Note.

This Note is the “Term Note” referenced in the Loan Agreement. Reference is hereby made to the Loan Agreement for provisions of this Note with respect to remedies on Default and other terms.

INTEREST RATE. This Note shall bear interest on the principal balance outstanding from time to time, from the date of this Note until paid in full, at a fixed rate per annum of four percent (4.00%). Interest on this Note shall be calculated on the basis of a 360-day year, for the actual number of days elapsed.

PAYMENT TERMS. The Borrower agrees to pay this Note as follows:

(a)          In installments of principal and interest, each in the amount of $92,217.58, beginning July 30, 2014, and on the same day of each consecutive month thereafter; provided, however,

(b)          all outstanding principal, interest and fees under this Note shall be due and payable in full on June 30, 2019 (the “Maturity Date”)..

PREPAYMENT. The Borrower may pay the whole or any part of the outstanding indebtedness evidenced by this Note at any time by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. In addition, the Borrower shall pay a prepayment penalty in the event this Note is refinanced, in whole or in part, using funds, the direct or indirect source of which is a loan from a financial institution other than the Bank. The prepayment penalty shall be calculated by multiplying the amount to be prepaid by two and one-half percent (2.50%), for each prepayment made during the first year of the term of this Note; two percent (2.00%), for each prepayment made during the second year of the term of this Note; one and one-half percent (1.50%), for each prepayment made during the third year of the term of this Note; one percent (1.00%), for each prepayment made during the fourth year of the term of this Note; and one-half of one percent (0.50%), for each prepayment made during the fifth year of the term of this Note. Any partial prepayment of principal shall not affect the obligation of the Borrower to make subsequent scheduled principal payments at the times and in the amounts required until this Note is paid in full.

DEFAULT. Each of the following events or conditions shall constitute a default ("Default") under this Note:

(a)          the failure to make any payment of principal, interest or any other amount due under this Note when such payment is due;

(b)          any default under the terms of any of the Loan Documents, or the failure to perform or observe any warranty, covenant, or other condition of any of the Loan Documents; and the failure to cure said event or condition within 20 calendar days after the earlier to occur of (i) the date of notice thereof to the Borrower, and (ii) the date notice thereof should have been given to the Bank pursuant to Section VI(C)(1)(c) of the Loan Agreement.

(c)          any default by the Borrower or any indorser or guarantor of the payment of this Note with respect to any Debt to the Bank (other than this Note) or to any other creditor or obligee;

(d)          the merger, consolidation, reorganization, dissolution, or termination of existence of any Party; or the pledge, lease or other disposition, without the prior written approval of the Bank, of all or substantially all of the assets of any Party;

(e)          any change, or any transaction which results or could result in a change, in the Control of any Party;

(f)          the determination by the Bank that any warranty, representation, certificate, statement or information provided by any Party or any Person on behalf of a Party to the Bank in connection with any of the Loan Documents, or to induce the Bank to make or extend or modify the terms of the loan evidenced by this Note, was false or misleading, or that any Party or any Person on behalf of a Party failed to provide or disclose any facts or information, which failure rendered such warranty, representation, certificate, statement or information misleading;

(g)          the inability of any Party to pay its debts as they mature, the insolvency of any Party, the filing of a petition by or against any Party under the provisions of any bankruptcy, reorganization, arrangement, insolvency, liquidation or similar law for relief of debtors, the appointment or application for appointment of any receiver for any Party or the property of any Party, the issuance or service of any attachment, levy, garnishment, tax lien or similar process against any Party or the property of any Party, the entry of a judgment against any Party, or an assignment for the benefit of creditors by any Party; provided, however, that said Party shall have 20 calendar days to dismiss or discharge any of the foregoing that is an involuntary proceeding;

(h)          any agreement or other document granting the Bank security for the payment of this Note shall cease for any reason to be in full force and effect as such security with the priority stated to be created thereby, or the grantor of such security shall contest the validity or enforceability of the security or deny that it has any further liability or obligation under such agreement or other document;

(i)          any indorsement or guaranty of the payment of this Note shall cease for any reason to be in full force and effect, or any indorser or guarantor shall contest the validity or enforceability of the indorsement or guaranty or deny that it has any further liability or obligation under the indorsement or guaranty; or

(j)          the determination by the Bank that (i) there has occurred a material adverse change in the financial condition of any Party, (ii) the value of any property securing this Note has been materially impaired, or (iii) there has occurred or developed an event or condition which materially impairs the prospect of payment or performance of any of the obligations of any Party under the Loan Documents; and the failure of said Party to cure said event or condition, or satisfy the Bank as to such event, condition, change or impairment, within 20 calendar days after notice thereof to the Borrower.

ACCELERATION. At the option of the Bank, upon the occurrence of a Default as defined above, the full amount remaining unpaid on this Note shall become immediately due and payable without presentment, demand or notice of any kind; and the Bank may exercise any or all remedies available to it under applicable law and the Loan Documents.

ACCOUNT RECORD. The Bank shall maintain records of the dates and amounts of payments of principal and interest, the date to which interest has been paid, accrued interest, the unpaid principal balance, and any other account information. Such records shall be maintained unilaterally by the Bank without notice to the Borrower and shall be presumed to be correct, provided, however, any failure of the Bank to maintain such records or any error therein or in any notice hereunder shall not in any manner affect the obligation of the Borrower to pay this Note in accordance with the terms hereof.

IMMEDIATELY AVAILABLE FUNDS. The principal of and interest on this Note shall be payable in immediately available funds in lawful money of the United States which shall be legal tender for public and private debts at the time of payment. The making of any payment in other than immediately available funds which the Bank, at its option, elects to accept shall be subject to collection, and interest shall continue to accrue until the funds by which payment is made are available to the Bank for its use.

ADJUSTMENT TO BILLING NOTICE. If, because the outstanding principal balance of this Note changes between the date of a billing notice and the end of a billing period or the Maturity Date, the actual amount due and payable is different from the amount billed, then the amount billed must be paid. The next following billing notice shall be adjusted by the amount of the difference, or a supplemental billing notice or rebate, as the case may be, shall be sent to the Borrower following the Maturity Date. A supplemental billing notice following the Maturity Date shall be immediately due and payable in full.

APPLICATION OF PAYMENTS. Payments will be applied to interest, principal, and late charges and other charges due at the time such payments are received, in that order. All payments shall be applied to satisfaction of scheduled payments in the order in which they become due.

CONFESSION OF JUDGMENT. The Borrower appoints William L. Stauffer, Jr., Esquire, and W. Alexander Burnett, Esquire, either of whom may act, as its duly constituted attorney-in-fact with authority, in the name, place, and stead of the Borrower, to confess judgment in the office of the clerk of the Circuit Court of Fairfax County, Virginia against it, in the full amount due under this Note, upon the occurrence of a Default under this Note. By a written instrument, the Bank may appoint a substitute for the above named attorneys-in-fact (or any of them). If a copy of this Note, verified by an affidavit, shall have been filed in the proceeding, it will not be necessary to file the original as a warrant of attorney. The Borrower waives the right to any stay of execution and the benefit of all exemption laws now or hereinafter in effect. No single exercise of the foregoing warrant and power to confess judgment will be deemed to exhaust the power, whether or not such exercise shall be held by any court to be invalid, voidable or void; but the power will continue undiminished and may be exercised from time to time as the Bank may elect until all amounts owing on the Note shall have been paid in full.

WAIVER. The Borrower and any indorser of this Note (i) waive presentment, demand, protest and notice of dishonor and protest, (ii) waive the benefit of their homestead exemptions as to this debt, (iii) waive any right which they may have to require the Bank to proceed against any other Party or any collateral given to secure the payment of this Note, and (iv) agree that, without notice to the Borrower or any indorser and without affecting the liability of the Borrower or any indorser, the Bank, at any time or times, may grant extensions of the time for any payment due on this Note or any other indulgence or forbearance, release any Party from the obligation to make payments on this Note, permit the renewal of this Note, or permit the substitution, exchange or release of any security for this Note.

LATE CHARGE; ATTORNEYS' FEES. If the Borrower fails to pay any amount due under this Note within 7 days of the date due, the Borrower shall pay to the Bank on demand a late charge equal to five percent (5%) of the amount due. The Borrower shall pay to the Bank on demand all costs incurred by the Bank, and reasonable attorneys' fees, in the collection or enforcement of this Note in the event of Default, whether or not suit is brought.

SET-OFF. The Bank will have the right, in addition to all other remedies permitted by law (including, without limitation, other rights of set-off), to set off the amount now or hereafter due under this Note or due under any other obligation of the Borrower to the Bank against any and all accounts, credits, money, securities, or other property now or hereafter on deposit with, held by, or in the possession of the Bank to the credit or for the account of the Borrower, without notice to or consent by the Borrower. In addition to the right of set-off, to secure the payment of this Note the Borrower assigns and grants to the Bank a security interest in all accounts, credits, money, securities, or other property now or hereafter on deposit with, held by, or in the possession of the Bank to the credit or for the account of the Borrower.

DEFINITIONS. The following terms, as used in this Note, have the following meanings:

"Control" of any Person means (i) ownership, control, or power to vote 20% or more of any class of voting securities of such Person, directly or indirectly or acting through one or more other Persons; (ii) control in any manner over the election or appointment of a majority of the directors, trustees, managers or general partners (or individuals exercising similar functions) of such Person; (iii) the direct or indirect power to exercise a controlling influence over the management or policies of such Person, whether through the ownership of voting securities, by contract, or otherwise; or (iv) conditioning in any manner the transfer of 20% or more of any class of voting securities of such Person upon the transfer of 20% or more of any class of voting securities of another Person.

“Loan Agreement” means that certain Second Amended and Restated Loan and Security Agreement dated as of June 30, 2014, between the Borrower and the Bank, and all modifications of, replacements for, and supplements to, said agreement.

"Loan Documents" means this Note, the Loan Agreement and any other instrument or agreement which now or hereafter evidences, governs, secures or guaranties the indebtedness evidenced by this Note, including any loan agreement, deed of trust, subordination agreement, security agreement or guaranty, and all renewals, extensions and modifications thereof and substitutions therefor.

"Party" means the Borrower, any indorser or guarantor of this Note, any grantor or debtor giving security for this Note, and any other obligor on any of the Loan Documents.

"Person" means an individual, a corporation, a partnership, an association, a limited liability company, a trust or any other entity or organization.

ADDITIONAL TERMS.

THE BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY SUIT, ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS NOTE, WHETHER SUCH SUIT, ACTION, PROCEEDING, OR COUNTERCLAIM IS INSTITUTED BY THE BANK, THE BORROWER OR ANY OTHER PARTY.

The Borrower and any indorser of this Note irrevocably (i) submit to the exclusive jurisdiction of any Virginia state court or federal court sitting in the Commonwealth of Virginia with respect to any suit, action, or proceeding relating to this Note, (ii) waive any objection which they may now or hereafter have to the laying of venue of any such suit, action, or proceeding brought in any such court and any claim that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum, (iii) waive the right to object that any such court does not have jurisdiction over them, and (iv) consent to the service of process in any such suit, action, or proceeding by the mailing of copies of such process to them by certified mail at the addresses indicated in this Note or at such other addresses of which the Bank shall have received notice. Nothing in this paragraph shall affect the Bank's right to serve process in any other manner permitted by law or to bring proceedings against the Borrower and indorsers in any other court having jurisdiction.

The proceeds of this Note shall be used to acquire or carry on a business, professional, investment, or commercial enterprise or activity.

The rights and remedies of the Bank under this Note, the other Loan Documents, and applicable law shall be cumulative and concurrent, and the exercise of any one or more of them shall not preclude the simultaneous or later exercise by the Bank of any or all such other rights or remedies. In the event any provision of this Note is held to be invalid, illegal, or unenforceable for any reason, then such provision only shall be deemed null and void and shall not affect any other provisions of this Note, which shall remain effective. No modification or waiver of any provision of this Note shall be effective unless it is in writing and signed by the Bank, and any such waiver shall be effective only in the specific instance and for the specific purpose for which it is given. The failure of the Bank to exercise its option to accelerate this Note as provided above, or to exercise any other option, right or remedy, in any one or more instances, or the acceptance by the Bank of partial payments or partial performance, shall not constitute a waiver of any Default, or the right to exercise any option, right or remedy at any time. The nouns, pronouns, and verbs used in this Note shall be construed as being of such number and gender as the context may require.

This Note shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.

WITNESS the following signatures and seals:

VERSAR, INC. [SEAL]
(As to all Borrowers):
6850 Versar Center
Springfield, Virginia 22151
	By:	/s/ James D. Villa
Name: James D. Villa
Title: Senior VP & General Counsel

GEOMET TECHNOLOGIES, LLC [SEAL]

	By:	/s/ James D. Villa
Name: James D. Villa
Title: Vice President & Secretary

VERSAR INTERNATIONAL, INC. [SEAL]

	By:	/s/ James D. Villa
Name: James D. Villa
Title: Vice President & Secretary

GEO-MARINE, INC. [SEAL]

	By:	/s/ James D. Villa
Name: James D. Villa
Title: Vice President & Secretary

CHARRON CONSTRUCTION CONSULTING, INCORPORATED [SEAL]

By:	/s/ James D. Villa
Name: James D. Villa
Title: Vice President & Secretary

J.M. WALLER ASSOCIATES, INC. [SEAL]

By:	/s/ James D. Villa
Name: James D. Villa
Title: Vice President & Secretary

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